                                                                   EXHIBIT 2.19A

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).



                               SECOND AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION


This Second Amendment (the "Amendment") is executed this 9th day of January, 1998, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997 (the "Agreement"), as subsequently amended, and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG AND CUSTOMER AGREE AS FOLLOWS:

1.  THE FOLLOWING SENTENCE IS HEREBY ADDED TO SECTION 6(a) OF SCHEDULE E:
                                                              ----------

CSG AGREES TO MINIMIZE THE IMPACT OF NEW CSG VANTAGEPOINT UPDATES PROVIDED TO CUSTOMER BY: 1) PROVIDING CUSTOMER WITH COMMERCIALLY REASONABLE NOTICE OF FUTURE UPDATES; 2) WORKING WITH CUSTOMER TO MINIMIZE THE OPERATIONAL IMPACT AND EXPENSE REQUIRED TO UPGRADE TO THE NEW UPDATES ON A TIME AND MATERIALS BASIS.

2. IF CSG PROVIDES CUSTOMER WITH ANY CUSTOMIZATIONS FOR CSG VANTAGEPOINT, CSG WILL PROVIDE SUCH CUSTOMIZATIONS TO ALL CUSTOMER SITES THAT LICENSE CSG VANTAGEPOINT PURSUANT TO THE TERMS, CONDITIONS AND FEES SET FORTH IN THE STATEMENT OF WORK.

3.  EXHIBIT E-1 IS HEREBY DELETED AND REPLACED WITH EXHIBIT E-1 ATTACHED HERETO.

4. WITH RESPECT TO THREE OF THE CUSTOMER SITES, CSG WILL PROVIDE CUSTOMER WITH THE INSTALLATION AND TRAINING SERVICES FOR CSG VANTAGEPOINT AS SET FORTH IN EXHIBIT E-2 ATTACHED HERETO.

5.  THE FEES FOR CSG VANTAGEPOINT ARE SET FORTH BELOW:

NOTE: THE FEES SET FORTH BELOW APPLY ONLY WITH RESPECT TO THREE OF THE CUSTOMER SITES. THE FEES FOR THE OTHER TWO PREVIOUS CUSTOMER SITES ARE SET FORTH IN
SECTION 10 OF SCHEDULE D.
              ----------

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

       FEES:
       -----
       3 CUSTOMER SITE LICENSES-                               $(***)
       ($(***) per customer site license)
       ANNUAL MAINTENANCE FEE
       - 1998 maintenance - 3@ $(***) per customer site        $(***)
       SUBSEQUENT YEARS ANNUAL MAINTENANCE FEE (due on Jan. 1, 1999 and each
       subsequent Jan. 1ST)- 3@ $(***) per customer site       $(***)*
       INSTALLATION/TRAINING - 3@ $(***) per customer site     $(***)
       DAILY DATA FEED (after 12/31/98)                        $(***)/sub/month*

* These prices are not subject to Section 4 of the Master Agreement prior to January 1, 1999; there will be no price increase for any of the fees listed in this Amendment prior to January 1, 1999. Thereafter, these prices shall be subject to Section 4.

       PAYMENT TERMS: (PER CUSTOMER SITE)
       --------------
       LICENSE FEE-
       - 1st payment ((***)% of license fee) due thirty days from execution date of this Amendment
       -  2nd payment ((***)% of license fee) due on installation completion or
              6/15/98, whichever       comes first
       -  final payment ((***)% of license fee) due on installation completion
              or 9/30/98, whichever     comes first.
       ANNUAL MAINTENANCE FEE-
       -  (***)% of the 1998 Annual Maintenance Fee due thirty days after
              installation completion or 9/30/98,   whichever comes first.
       - (***)% of the Annual Maintenance Fee invoiced Jan. 1, 1999 and each subsequent Jan. 1 and due sixty days from date of invoice.
       INSTALLATION / TRAINING FEE -
       - (***)% due thirty days from installation completion or 9/30/98, whichever comes first.


       NOTE: For a period of 36 months from the execution date of this Amendment, Customer shall have the right to license additional workstations of the CSG VantagePoint User Application Modules set forth on page 3 of Exhibit E-1 for $(***) per workstation per User Application Module and an annual maintenance fee of $(***) per workstation per User Application Module. Thereafter, Customer may license additional workstations for a mutually agreeable fee.


       * License fee includes third party software set forth in page 2 of Exhibit E-1.
       *    License fee includes daily data feeds through 12/31/98.
       *    If Customer cancels its marketing download (included in BSC) then
            the VantagePoint data feed will     be provided free of charge.
       * Customer is responsible for reimbursing CSG for all of CSG's travel and travel related expenses.
       * 12 copies of VantagePoint documentation will be provided free of charge for each customer site.



THIS AMENDMENT IS EXECUTED ON THE DAY AND YEAR FIRST SHOWN ABOVE.

CSG SYSTEMS, INC. ("CSG")                 TCI CABLE MANAGEMENT CORP.
("CUSTOMER")



BY:     /s/ Joseph T. Ruble            BY:     /s/ Ann Montgomery
   ----------------------------           ----------------------------

TITLE: V.P & General Counsel      TITLE: Vice President Customer Operations
      -----------------------           ------------------------------------
and Billing
-----------



NAME:     Joseph T. Ruble         NAME:        Ann Montgomery
     ------------------------          -------------------------------------

                          EXHIBIT E-1 (PAGE 1 OF  3)


                               PRODUCT SCHEDULE
                               ----------------


  CSG VANTAGEPOINT SOFTWARE (MODULE DEFINITIONS):_______________________________


  1. CSG VANTAGEPOINT(TM) MODEL: The Data Warehouse is a logical collection of strategic information. It combines critical information from CCS, and enhances that operational data with selected demographics (Claritas Cluster Codes and Geocodes loaded into the CCS environment). In a future standard and supported CSG VantagePoint Update, CSG will provide Customer with the ability to load, store, and access third party data in CSG-defined data elements consistent with the current CSG VantagePoint data structure. If TCI desires for CSG to create a data feed that does not exist within CSG VantagePoint, CSG will create such Customization pursuant to the mutually agreeable terms, conditions and fees set forth in a Schedule B Statement of Work. The CSG
                                     ----------
  VantagePoint(TM) model provides a basic marketing data warehouse data model. The physical database is optimized for performance in an Oracle database environment. This data is then used in decision support applications, marketing, and other business data reporting and analysis.

  2. CSG VANTAGEPOINT(TM) CONVERSION ENGINE: The conversion engine consists of the load routines that have been defined to allow the CCS source system to load data into the CSG VantagePoint(TM) warehouse. Formatted data is extracted from the source system and loaded into the warehouse. The load programs also implement the necessary summarization procedures for the applications. Subsequently, an incremental update will load data into the warehouse on a nightly basis.

  3. CSG VANTAGEPOINT(TM) MARKETING ANALYSIS SYSTEM (MAS): The Marketing Analysis System (MAS) provides an ad-hoc query, reporting and multi-dimensional business intelligence environment. This environment provides you the ability to capture information and to perform complex business analyses on data available in the CSG VantagePoint (TM) Data Warehouse. MAS provides you a quick start to gaining valuable insight into your corporate data through the use of predefined analysis models. The models address the following topics:

  .  Delinquency

  .  Lifetime Value

  .  Product Utilization

  .  Scoring and Segmentation

  .  Service and Customer Performance

  .  Campaign Performance - Original

  .  Campaign Performance - Current

  MAS also gives you the ability to create your own reports and ad-hoc queries to address your specific analysis requirements.


4. CSG VANTAGEPOINT(TM) CAMPAIGN MANAGEMENT SYSTEM (CMS): CMS is a tool that enables you to create, manage, and track marketing campaigns. It allows you to select a target marketing segment based on demographic and performance data found in the CSG VantagePoint(TM) Data Warehouse. Defining a marketing campaign includes identifying the goal, budget, time frame, offering, desired response, sponsor information, and campaign intelligence for the overall campaign. In addition, CMS allows you to specify one or more campaign events for a campaign. A campaign event may include any one of the following activities: telemarketing, direct mail, direct sales force, literature, flyers, door hangers, ESP MessageLink, and ACSR MessageLink. Once a campaign and a campaign event have been created, CMS allows you to select the participants to be included in each campaign event based on data contained in the CSG VantagePoint Data Warehouse. CMS allows you to monitor and to manage the financial aspects of marketing campaigns, by recording actual revenue and expenses for each campaign event at the campaign level. CMS provides several reporting views of the campaign information to assist in monitoring marketing segments, managing active campaigns and campaign events, and tracking campaign histories. The reports provide campaign and event summary, detail, expenses, and participant selection information.

                          EXHIBIT E-1 (PAGE 2 OF 3)



5. CSG VANTAGEPOINT(TM) ENHANCED STATEMENT PRESENTATION MESSAGELINK (EML): The ESP MessageLink (EML) provides a data link from the Campaign Management System
(CMS) to the Enhanced Statement Presentation (ESP) service. It extracts marketing messages from the data warehouse that are targeted to selected campaign participants and creates a file that is accessed by ESP. This information is extracted nightly from the CSG VantagePoint (TM) server and transferred to the ESP server, where it is stored for use by the ESP process. Campaign messages that are printed on the ESP bill will contain the marketing message with any substitution fields, such as subscriber name and statement balance, that will personalize the message for a subscriber. You may also add special icons to attract attention to your messages. A customer site must have successfully implemented the ESP service and have that system in production for at least 30 days prior the EML implementation. It is standard practice to roll-out EML by targeting test participants during the first 30 days of the EML implementation.


6. CSG VANTAGEPOINT(TM) ACSR MESSAGELINK (AML): The ACSR MessageLink (AML) provides a data link from the Campaign Management System (CMS) to the Advanced Customer Service Representative (ACSR) module. AML extracts marketing messages from the data warehouse that are targeted to selected campaign participants and transfers the file to the ACSR server, where it is stored for use by the ACSR application. Each time a customer support representative (CSR) accesses information for a subscriber, the ACSR message files are searched for a match with the account number. When the CSR accesses information for one of the accounts contained in these files, a window is created on the ACSR screen. Using the right mouse button, the CSR can display the marketing message(s) targeted for the subscriber. This information will quickly tell a CSR which offers to present to this subscriber.


7. CSG VANTAGEPOINT(TM) EXECUTIVE INFORMATION SYSTEM (EIS): The Executive Information System (EIS) is a 3-D graphical visualization system that supports the presentation of Key Performance Indicators (KPIs) to executive and senior management. These KPIs focus on measures of your core business. The data for the creation of these measures is made available through the CSG VantagePoint(TM) Data Warehouse. EIS allows executives to select a KPI and display the information in different modes. It also enables them to "drill down" into the information by different categories. This provides them the ability to quickly understand the key elements required to successfully run the business. The Key Performance Indicators included in the EIS library will provide measurements for marketing, Pay-Per-View (PPV) and operations departments.


Actual to budget comparisons are provided for the following KPI's:

  .  Ending Subscriber Counts

  .  Net Subscriber Gain

  .  Subscriber Churn

  .  Service Call Rate

  .  % of Trouble Calls Completed Within 24 Hrs.

  .  PPV Viewings

  The KPIs can be viewed in various graphical display modes in EIS to include summary, maps, and graph (bar chart). EIS supports several target comparison value for each of the KPI's. These target values are used to compare the actual values against target values. The target values supported are budget, re-estimate, forecast and goal.

INCORPORATED THIRD PARTY SOFTWARE (TO BE DELIVERED WITH VANTAGEPOINT FOR NO ADDITIONAL FEE): Oracle

RDMBS, Oracle 7.3.2.2, AVS Express from Advanced Visual Systems and Group 1 Address Merge. OTHER THIRD PARTY SOFTWARE (TO BE DELIVERED WITH VANTAGEPOINT FOR NO ADDITIONAL FEE): Cognos Powerplay and Impromptu.

                           EXHIBIT E-1 (PAGE 3 OF 3)


CUSTOMIZATION:
--------------------------------------------------------------------------------

Customization means the Technical Services' Deliverables as defined under Schedule B of the Master Agreement including but not limited to any and all
----------
interface programs and data conversion software developed by CSG on behalf of Customer.


SYSTEM SITES AND NUMBER OF WORKSTATIONS:
--------------------------------------------------------------------------------

Customer Site(s) where VantagePoint software will be located: 5 customer sites to be determined by Customer. A customer site is any location where the VantagePoint server resides.

Number of Workstations: At each customer site there will be twelve (12) workstation seats for each of the User Application Modules which include:
Marketing Analysis, Campaign Management, and EIS. There is no restriction as to where such workstations reside. Note: If each of the three (3)modules are loaded on different workstations/seats, then Customer would have a total of thirty-six (36) workstations/seats with a VantagePoint software User Application Module loaded onto each one.


DESIGNATED ENVIRONMENT:
--------------------------------------------------------------------------------

Customer is responsible for providing the necessary third party hardware and network. CSG will provide Customer with the third party software listed on page 2 of Exhibit E-1 for no additional fee. Customer is responsible for obtaining all other third party software set forth below that is not listed on page 2 of Exhibit E-1. The hardware requirements listed below are to be used as rough
guidelines for Customer's planning purposes.   These estimates are subject to
revision as CSG develops additional requirements and initiates work for performance tuning. CSG will work with Customer to identify the necessary computing environment for VantagePoint. The disk estimates for the database server do not assume disk mirroring or any other fault tolerant disk configuration.

Hardware:
  Client configuration:
          MS-DOS 6.2 with Windows for Workgroups 3.11 (32 bit extension) Pentium 133 32MB RAM, 2 GB HD, SQLNet TCP/IP connection to Oracle server

  MDD Server
          MS-DOS 6.2 with Windows NT 3.51
          Pentium 133 64MB RAM, 2GB HD, SQLNet TCP/IP connection to Oracle server

  Database Server (Oracle)
          SUN Sparc 2000X, Solaris V2.5, 10 CPU, 2GB RAM, 120GB DASD, SQLNet TCP/IP

  Network
          T1 circuit between Customer data center and CSG data center


Software:
  Oracle RDMBS
  Oracle 7.3.2.2
  Microsoft Visual Basic


NOTE: The specific hardware configuration cannot be completely identified and
----
certified until after the business requirements of Customer are determined during the pre-install visit. Based on current knowledge, CSG believes that the hardware set forth on this Exhibit E-1 is sufficient to meet the activities contemplated by this Agreement; however, the above is subject to change.

                                  EXHIBIT E-2
            INSTALLATION AND TRAINING SERVICES FOR CSG VANTAGEPOINT


INSTALLATION SERVICES FOR EACH CUSTOMER SITE
1  Environment Assessment
 .  Deliver sizing survey form for customer completion
 .  Document sizing requirements and deliver to customer as input for hardware purchase
 .  Order initial load extract from CCS
2  Preparation of System
 .  Coordinate system configuration requirements with hardware vendor
 .  Provide disk partitioning/array setup
3  Installation of System

 .  Install and configure Oracle
 .  Install CSG VantagePoint(TM) system server components
   .  Install VantagePoint server applications
   .  Build Database and individual schemas
 .  Perform Initial Data Load
 .  Install CSG VantagePoint(TM) system client components
 . Assist with database administration, system administration and operating system installation tasks (after completion of installation at each customer site, Customer is responsible for these tasks).


TRAINING SERVICES FOR EACH CUSTOMER SITE (if phased training is required, CSG and Customer will agree on mutually acceptable timeframes for completing the training services)

1.  Includes one on-site training session
 .   Consists of 1 instructor for up to 12 students)
 .   A VantagePoint datawarehouse training plan will be presented and accepted prior to the initiation of the training sessions.
 .   Training will be provided as set forth below:
    .  6.5 hours - Data Training
    .  2.0 hours - Conversion Training
    .  1/2 day - Introduction to Impromptu
    .  1/2 day - Introduction to PowerPlay
    .  1 day - MAS Mutli-Dimensional Model Training
    .  1 day - Campaign Management System Training for Users
    .  1/2 day - Executive Information System Training For Administrator
    .  1/2 day - Executive Information System for Users
    .  All training materials and documentation will be provided by CSG
2.  Excludes additional training sessions other than the one provided above
 .   All additional sessions will be held at a location provided by Customer
 .   Customer must provide the following items for each training session:
    .  Conference room
    .  Designated Customer training coordinator
    .  Overhead projector
    .  Projection screen
    .  Whiteboard or flip chart
    . LCD display or some alternative method with which to display the information from the CSG instructor's PC
    .  One PC per two users (minimum)
    .  One PC with PowerPoint v7.0 for CSG instructor
    .  Network connection to CSG VantagePoint for all PCs
    .  Connection to network server for all PCs


NOTE: WITH RESPECT TO THREE OF THE CUSTOMER SITES, AS PART OF THE INSTALLATION AND TRAINING FEE SET

FORTH IN THIS AMENDMENT, CSG WILL PROVIDE EACH CUSTOMER SITE WITH A PROJECT MANAGER, BEGINNING ON THE COMMENCEMENT DATE OF THE INSTALLATION SERVICES AND ENDING 2 WEEKS AFTER THE COMPLETION DATE OF THE INSTALLATION SERVICES FOR SUCH CUSTOMER SITE. IF REQUIRED BY AN INDIVIDUAL CUSTOMER SITE, THIS PROJECT MANAGER WILL BE DEDICATED FULL-TIME TO SUCH CUSTOMER SITE FOR NO ADDITIONAL CHARGE. ANY RESOURCES PROVIDED FOR IN THIS AMENDMENT ARE IN ADDITION TO ANY RESOURCES THAT ARE SET FORTH IN THE MASTER AGREEMENT.

NOTE: WITH RESPECT TO THREE OF THE CUSTOMER SITES CSG WILL USE BEST COMMERCIAL EFFORTS (I) TO BEGIN THE INSTALLATION SERVICES NO LATER THAN 30 DAYS AFTER THE EXECUTION OF THIS AMENDMENT, AND (II) TO COMPLETE THE INSTALLATION SERVICES NO LATER THAN JUNE 30, 1998. IN ANY EVENT, CSG AGREES TO COMPLETE THE INSTALLATION SERVICES BY SEPTEMBER 30, 1998; PROVIDED HOWEVER, THAT, THERE ARE NO UNEXCUSED DEFAULTS BY CUSTOMER OF ITS OBLIGATIONS SET FORTH IN A MUTUALLY AGREEABLE PROJECT PLAN FOR THE INSTALLATION OF CSG VANTAGEPOINT WHICH HAVE MATERIALLY AND ADVERSELY IMPACTED CSG'S COMPLETION OF SUCH INSTALLATION SERVICES.